[Exhibit 10.5]

PATENT LICENSE AGREEMENT

THIS PATENT LICENSE AGREEMENT (the "Agreement") is made and entered into as of January 26, 2009 (the "Effective Date") by and between: Advanced MicroSensors, Inc., a Delaware corporation, having a principal place of business at 333 South Street, Shrewsbury, Massachusetts 01545, USA ("AMS" or "Licensor"), and SPINIC, Inc., a China-based corporation, having a principal place of business at 1 Zhongnan Road, Yichang City, Fubei Province 443003, P. R. China("SPINIC" or "Licensee"). Licensor and Licensee are sometimes referred to in this Agreement collectively as the "Parties" and individually as a "Party".

Background

A.            SPINIC, Inc., a startup company, is aiming at developing, manufacturing and selling spintronic devices including sensor, data couplers and MRAMs.

B.            SPINIC, Inc. desires AMS (Advanced MicroSensors, Inc.) to grant it the right in using the currently pending AMS patent titled "Giant Magneto-resistive resistor and sensor apparatus and method". (Patent application number 111763,560, hereinafter referred as "Licensed Patent".)

C.            AMS agrees to grant this license to SPINIC, Inc.  The license will be a non-exclusive, non-transferable, perpetual, and royalty free license to design, manufacture and sell products using the information in the patent. Further, the Parties desire to make certain other promises and covenants to each other, all as set forth in this Agreement.

IN CONSIDERATION of the mutual promises and obligations of the Parties hereinafter set forth, Licensor and Licensee agree as follows:

1.	License Grant.

1.1
Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a non-exclusive, non-transferable, perpetual (except in case of a material breach by Licensee of the terms hereof) and royalty free license under the Licensed Patent Claims, to make, have made, develop, use, sell, offer to sell, have sold, lease, import, export globally and otherwise dispose of the Licensed Product, and to sublicense through multiple tiers to Licensee's customers to use, sell, and offer to sell the Licensed Product globally.

2.	Device Manufacture Using the License.

CONFIDENTIAL

2.1
SPINIC agrees to use AMS as its exclusive foundry for developing and manufacturing any product that incorporates the licensed technology for three years, starting on the date of First Revenue Shipment of the first product using the licensed technology. AMS services will be performed for SPINIC pursuant to AMS's standard terms and conditions. After three years, SPINIC may continue to choose AMS as one of its foundries depending on its manufacture cost competitiveness.

2.2	AMS agrees to give SPINIC most competitive rate for device process and manufacture.

2.3.	SPINIC agrees not to sell GMR-based products to AMS' current customers.

2.4	AMS agrees to treat SPINIC's products with care and to resolve any production issues in a timely manner

3.	Enforcement.

Licensor has the sole right, but not the obligation, to file and control any action for infringement of the Licensed Patent. Any damages awarded in and collected by reason of such lawsuit will belong to Licensor. Licensee agrees: (a) to notify Licensor as soon as possible as to any infringing activity by Third Parties; (b) that it will, to the full extent legally permissible, abstain from any proceedings that may affect the validity of any patents licensed pursuant to this Agreement and (c) Licensee agrees to notify Licensor of any facts which may affect the validity, scope, or enforceability of the Licensed Patents of which Licensee becomes aware.

4.	Term and Termination.

The term of this Agreement will become effective on the Effective Date and will be perpetual.

5.	Representations and Warranties.

Each Party represents and warrants that it has full right, power, and authority to enter into this Agreement, and to perform its obligations and duties under this Agreement. Further, each Party hereto represents and warrants to the other that, as of the Effective Date the execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate action, and no other corporate or shareholder action or other proceeding on the part of such Party or its shareholders is necessary to authorize this Agreement.

6.	No Warranty.

6.1 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, INCLUDING, WITHOUT LIMITATION, SECTION 5, LICENSEE ACKNOWLEDGES AND AGREES THAT THIS LICENSE IS PROVIDED TO LICENSEE ON AN "AS IS" BASIS, WITHOUT WARRANTY OF ANY KIND. LICENSOR MAKES NO WARRANTY OR REPRESENTATION (WHETHER EXPRESS, OR IMPLIED, OR OTHERWISE) THAT THE LICENSED PATENT IS VALID OR ENFORCEABLE OR THAT ANY MANUFACTURE, SALE, OFFER TO SELL, LEASE, USE OR IMPORTATION OF ANY LICENSED PRODUCT WILL BE FREE FROM INFRINGEMENT OF PATENTS OTHER THAN THOSE LICENSED HEREUNDER. FURTHER, LICENSOR DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

CONFIDENTIAL

6.2          All statements and representations (other than fraudulent misrepresentations) warranties, terms and conditions (except for those set out in this Agreement) including any implied by statute, common law or otherwise are hereby excluded to the maximum extent permissible by law.

7.	Limitation of Liability.

7.1          UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL LICENSOR BE LIABLE TO LICENSEE FOR ANY DAMAGES OF ANY KIND ARISING OUT OF THIS AGREEMENT, REGARDLESS OF WHETHER THEY ARE DIRECT, INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, OR CONSEQUENTIAL DAMAGES INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF GOODWILL, WORK STOPPAGE, EQUIPMENT FAILURE OR MALFUNCTION, OR ANY OTHER COMMERCIAL DAMAGES OR LOSSES. SUCH LIMITATION WILL APPLY EVEN IF LICENSOR IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.2           Licensee shall assume all risks associated with the development, manufacture, use and supply of the Licensed Products and shall be responsible for all Third Party claims relating to the Licensed Products including claims based upon product liability laws and claims in relation to infringement of Third Party intellectual property rights.

7.3          Licensor shall have no liability to Licensee whether in contract, tort, negligence or otherwise for any loss or damage arising out of and/or in connection with: (a) any research, development, manufacture, use, distribution or supply of the Licensed Products by or on behalf of the Licensee; and/or (b) any possession or use by a Third Party of the Licensed Products manufactured and/or supplied by or on behalf of the Licensee.

7.4          Licensee shall fully indemnify, hold harmless and, at the Licensor's request, defend the Licensor from and against any and all claims, suits, and liabilities or portions thereof and the associated costs and expense, including attorneys' fees, awarded by a court of competent jurisdiction or incurred pursuant to a settlement, which are caused (a) by the Licensee's breach of any term or provision of this Agreement; (b) by any willful, reckless, or negligent act, error or omission by the Licensee, its employees, officers, agents or representatives in the performance of this Agreement and/or (c) by any product of Licensee or any sublicensee of Licensee.

8.	Entire Agreement.

This Agreement, including the schedules attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior writings, instruments and agreements between the parties, whether oral or written, pertaining to such subject matter. It may only be amended by a writing signed by each of the parties.

CONFIDENTIAL

9.	Applicable Law; Arbitration.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions. Any action relating to this Agreement shall be adjudicated by final and binding arbitration (enforceable in any court of competent jurisdiction) before a three-member arbitration panel situated in Boston, Massachusetts USA pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any refusal to participate in such arbitration or effort to have this Agreement adjudicated in another forum shall be deemed a material breach hereof, provided that injunctive relief in aid of arbitration may be sought in the state or federal courts of the Commonwealth of Massachusetts. Both parties submit to the jurisdiction of such courts.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by the proper officers as of the Effective Date.

LICENSOR:		LICENSEE:

Advanced MicroSensors, Inc.		SPINIC, Inc.

By:	/s/	By:	/s/

Name:	Timothy C. Stucchi	Name:	Zhenghong Qian _

Title:	President and CEO	Title:	Chief Technology Officer

Date:	[blank	Date:	01/26/2009

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